Exhibit 99.1

Permianville Royalty Trust Announces Monthly Cash Distribution

HOUSTON, Texas—(BUSINESS WIRE)—January 18, 2019

Permianville Royalty Trust (NYSE: PVL, the “Trust”) today announced a cash distribution to the holders of its units of beneficial interest of $0.005135 per unit, payable on February 14, 2019 to unitholders of record on January 31, 2019. The net profits interest calculation represents partially reported oil production for the month of October 2018 and partially reported natural gas production during September 2018, both of which represent only a portion of the full underlying production for these months, as discussed below. The calculation also includes the full accrued costs incurred in November 2018. It excludes a small asset sale and new mineral lease bonus that closed in January 2019, as discussed further below.

The following table displays reported underlying oil and natural gas sales volumes and average received wellhead prices attributable to the current recorded net profits interest calculations.

	Underlying Sales Volumes				Average Price
	Oil		Natural Gas		Oil	Natural Gas
	Bbls	Bbls/D	Mcf	Mcf/D	(per Bbl)	(per Mcf)
Current Month	44,803	1,445	505,182	16,839	$54.21	$2.48

As previously announced, Enduro Resource Partners LLC sold its interests in the oil and gas properties underlying the Trust (the “Underlying Properties”) to COERT Holdings 1 LLC (the “Sponsor”). Since last month’s distribution announcement, a number of the operators of the Underlying Properties have transitioned their production reporting to reflect the sale of the non-operated interests, but there remains some delay in reporting that the Sponsor continues to work through.

Recorded oil cash receipts from the Underlying Properties totaled $2.4 million for the current month on realized wellhead prices of $54.21/bbl. Recorded natural gas cash receipts from the Underlying Properties totaled $1.3 million for the current month on realized wellhead prices of $2.48/mcf. The Sponsor has confirmed that oil and gas receipts received would have been slightly higher for the current month if the remaining operators had completed the title transfers associated with the sale.

Total direct operating expenses for the period were $2.5 million. Capital expenditures were $0.1 million in the month of November 2018. As previously discussed, the net profits interest calculation for the Trust uses the modified cash basis of accounting for revenues and expenses, whereby total direct operating expenses for the period reflect the full accrued expenses for the entire production base of the Underlying Properties even if the revenues associated with that production are not reported until the cash is received.

Due to capital expenditures incurred and the lag in reported cash revenues in the prior distribution period, there was a cumulative net profits deficit of $834,034 (or $667,227 net to the Trust’s 80% net profits interest), reflecting amounts owed to the Sponsor, that was deducted in calculating the net profits to the Trust in the current period. Prior to deduction of the cumulative net profits deficit, the net profits attributable to the Underlying Properties for the current period distribution calculation were $1,133,337 (or $906,670 net to the Trust’s 80% net profits interest). Prior to deduction of general and administrative expenses, this would have represented net profits attributable to the Trust’s interest of approximately $0.027 per unit.

The prior month net profits interest calculation included $1.1 million in total capital expenditures, a majority of which was applied towards the three gross Permian Wolfcamp non-operated wells as previously disclosed. The Sponsor anticipates oil and natural gas sales from these new wells to be included in distributions sometime in the first half of 2019.

Recent Developments

In January 2019, the Sponsor completed the sale of certain of the Underlying Properties located in Glasscock County, Texas for a total purchase price of approximately $62,000 (approximately $49,000 net to the Trust’s 80% net profits interest). The daily production associated with this acreage equated to less than 0.02% of daily oil production from the Underlying Properties. Also in January 2019, the Sponsor entered into a lease arrangement with a private equity-backed operator with respect to a portion of the mineral rights relating to certain of the Underlying Properties located in Gaines County, Texas (no current production is associated with these mineral acres), for total proceeds of $160,000 ($128,000 net to the Trust’s 80% net profits interest). This lease allows the Trust to benefit from an upfront cash bonus as well as a 25% royalty on future production without the associated capital costs. In accordance with the Conveyance of Net Profits Interest dated November 8, 2011, the portion of the proceeds from these transactions attributable to the Trust’s interests in the related properties will be offset against costs and expenses attributable to January 2019 production and will be reflected in the March 2019 distribution announcement. These proceeds represent the equivalent of an incremental $0.005 future distribution.

About Permianville Royalty Trust

Permianville Royalty Trust is a Delaware statutory trust formed to own a net profits interest representing the right to receive 80% of the net profits from the sale of oil and natural gas production from certain, predominantly non-operated oil and gas properties, in the states of Texas, Louisiana and New Mexico. As described in the Trust’s filings with the Securities and Exchange Commission, the amount of the periodic distributions is expected to fluctuate, depending on the proceeds received by the Trust as a result of actual production volumes, oil and gas prices, the amount and timing of capital expenditures, and the Trust’s administrative expenses, among other factors. Future distributions are expected to be made on a monthly basis. For additional information on the Trust, please visit www.permianvilleroyaltytrust.com.

Forward-Looking Statements and Cautionary Statements

This press release contains statements that are “forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended. All statements contained in this press release, other than statements of historical facts, are “forward-looking statements” for purposes of these provisions. These forward-looking statements include the amount and date of any anticipated distribution to unitholders, expected expenses, including capital expenditures, the anticipated timing of the inclusion of oil and natural gas sales from three gross Permian Wolfcamp non-operated wells, and expected offset amount calculations reflected in future distributions. The anticipated distribution is based, in large part, on the amount of cash received or expected to be received by the Trust from the Sponsor with respect to the relevant period. The amount of such cash received or expected to be received by the Trust (and its ability to pay distributions) has been and will continue to be directly affected by the volatility in commodity prices, which could decline or remain low for an extended period of time. Other important factors that could cause actual results to differ materially include expenses of the Trust, reserves for anticipated future expenses and the continuing transition process following the sale of the Underlying Properties to the Sponsor. Statements made in this press release are qualified by the cautionary statements made in this press release. Neither the Sponsor nor the Trustee intends, and neither assumes any obligation, to update any of the statements included in this press release. An investment in units issued by the Trust is subject to the risks described in the Trust’s filings with the SEC, including the risks described in the

Trust’s Annual Report on Form 10-K for the year ended December 31, 2017, filed with the SEC on March 12, 2018. The Trust’s quarterly and other filed reports are or will be available over the Internet at the SEC’s website at http://www.sec.gov.

Contact

Permianville Royalty Trust

The Bank of New York Mellon Trust Company, N.A., as Trustee

Sarah Newell 1 (512) 236-6555